                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                         QUINTEL ENTERTAINMENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                          QUINTEL ENTERTAINMENT, INC.
                              ONE BLUE HILL PLAZA
                             PEARL RIVER, NY 10965

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 25, 1997

     The Annual Meeting of Stockholders of QUINTEL ENTERTAINMENT, INC. (the "Company") will be held at the Park Ridge Marriott Hotel, 300 Brae Boulevard, Park Ridge, New Jersey, on August 25, 1997 at 9:30 a.m. local time, to consider and act upon the following matters:

     1.  To elect ten directors to serve for the ensuing year.

     2. To ratify the selection by the Board of Directors of Coopers & Lybrand L.L.P. as the Company's independent auditors for the current fiscal year.

     3. To ratify and approve the Company's Amended and Restated 1996 Stock Option Plan.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record as of the close of business on July 14, 1997 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

                                          By Order of the Board of Directors

                                          ANDREW STOLLMAN
                                          Secretary

Pearl River, New York
July 21, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

                          QUINTEL ENTERTAINMENT, INC.
                              ONE BLUE HILL PLAZA
                             PEARL RIVER, NY 10965

          PROXY STATEMENT FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 25, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Quintel Entertainment, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders to be held on August 25, 1997, at the Park Ridge Marriott Hotel, 300 Brae Boulevard, Park Ridge, New Jersey, and at any adjournment of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with a stockholder's instructions and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

     The Company mailed this Proxy Statement to stockholders on or about July 21, 1997, and was accompanied by the Company's Annual Report to Shareholders for the fiscal year ended November 30, 1996.

VOTING SECURITIES AND VOTES REQUIRED

     At the close of business on July 14, 1997, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 18,604,963 shares of Common Stock of the Company. Stockholders are entitled to one vote per share.

     The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required for election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting is required for the approval of the adoption of the Company's Amended and Restated 1996 Stock Option Plan and the ratification of the selection by the Board of Directors of Coopers & Lybrand L.L.P. as the Company's independent auditors for the current fiscal year. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter has the same legal effect as a vote against the matter. If a broker or nominee holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular matter ("broker non-votes"), those shares will not be considered as present and entitled to vote with respect to such matter. Accordingly, a broker non-vote on a matter has no effect on the voting on such matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of July 14, 1997, with respect to the beneficial ownership of the Company's Common Stock by (i) each current director and nominee for director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, (iii) all directors and executive officers of the Company as a group and (iv) each person known by the Company to own beneficially more than five per cent (5%) of the outstanding shares of Common Stock of the Company.

NAME AND ADDRESS OF                                              NUMBER OF SHARES             PERCENT
BENEFICIAL OWNER(1)                                           BENEFICIALLY OWNED(2)         OF CLASS(2)
-----------------------------------------------------------  ------------------------       -----------
Jay Greenwald..............................................           3,104,402(3)              16.7%
Steven L. Feder, Thomas H. Lindsey & Peter Stolz...........           2,830,700(4)              15.2
2455 East Sunrise Boulevard
Ft. Lauderdale, FL 33304
Michael G. Miller..........................................           2,623,252(5)              14.1
Jeffrey L. Schwartz........................................           2,589,502(6)              13.9
Claudia Newman Hirsch......................................           2,084,601(7)              11.2
Mellon Bank Corporation....................................           1,241,800                  6.7
One Mellon Bank Center
Pittsburgh, PA 15258
Andrew Stollman............................................           1,169,443(8)               6.3
Edwin A. Levy..............................................              54,250(9)                 *
767 Third Avenue
New York, NY 10017
Murray L. Skala............................................              56,750(10)                *
750 Lexington Avenue
New York, NY 10022
Mark Gutterman.............................................              53,750(11)                *
280 Plandome Road
Manhasset, NY 11030
Vincent Tese...............................................              43,750(12)                *
245 Park Avenue
New York, NY 10167
All executive officers and directors as a group (11                  13,048,862(13)(14)
  persons).................................................                                     68.8

---------------
   * Less than 1% of the Company's outstanding shares.

 (1) Unless otherwise provided, such person's address is c/o the Company, One Blue Hill Plaza, Pearl River, New York 10965.

 (2) The number of Shares of Common Stock beneficially owned by each person or entity is determined under the rules promulgated by the Securities and Exchange Commission (the "Commission"). Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power. The percentage of the Company's outstanding shares is calculated by including among the shares owned by such person any shares which such person or entity has the right to acquire within 60 days after July 14, 1997. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

 (3) Includes 25,000 shares of Common Stock issuable upon the exercise of an option held by Mr. Greenwald.

 (4) Messrs. Feder, Lindsey and Stolz have filed a Form 13D with the Commission classifying themselves collectively as a "group", as that term is defined in Section 13(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Such individuals, as a "group", are the beneficial owners of more than 5% of the outstanding Common Stock of the Company. The number of shares listed as beneficially owned by such "group" in the above table does not include 109,000 shares of Common Stock held by Messrs. Feder and Lindsey, as joint tenants with rights of survivorship, and 78,000 shares of Common Stock held by Mr. Stolz. Such shares were acquired by Messrs. Feder, Lindsey and Stolz in individual capacities, rather than as members of the "group".

 (5) Includes 48,750 shares of Common Stock issuable upon exercise of options held by Mr. Miller.

 (6) Includes 25,000 shares of Common Stock issuable upon exercise of an option held by Mr. Schwartz.

 (7) Includes 25,000 shares of Common Stock issuable upon exercise of an option held by Ms. Newman Hirsch.

 (8) Includes 25,000 shares of Common Stock issuable upon exercise of an option held by Mr. Stollman.

 (9) Includes 48,750 shares of Common Stock issuable upon exercise of options held by Mr. Levy.

(10) Includes 48,750 shares of Common Stock issuable upon exercise of options held by Mr. Skala.

(11) Includes 38,750 shares of Common Stock issuable upon exercise of options held by Mr. Gutterman. Also includes 15,000 shares of Common Stock issuable upon the exercise of an option held by Feldman, Gutterman, Meinberg & Co., a firm in which Mr. Gutterman is a partner.

(12) Represents shares of Common Stock issuable upon exercise of options held by Mr. Tese.

(13) Includes 16,667 shares of Common Stock issuable upon the exercise of options held by Mr. Daniel Harvey, Chief Financial Officer of the Company and 1,252,495 shares held by Mr. Feder. Does not include 8,333 shares of Common Stock issuable upon the exercise of options held by Mr. Harvey that do not vest until December 15, 1998 and 109,000 shares of Common Stock held by Messrs. Feder and Lindsey as joint tenants with rights of survivorship. See Footnote (4).

(14) Includes 360,417 shares of Common Stock issuable upon the exercise of options held by the executive officers and directors of the Company. See footnote (3) and footnotes (5) through (13), above.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     The persons named in the enclosed proxy will vote to elect as directors the ten nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by management. Each director will be elected to hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified. There are no family relationships between or among any officers or directors of the Company.

NOMINEES

     Set forth below for each nominee as a director of the Company is his name and age, position with the Company, principal occupation and business experience during the past five years and the date of the commencement of each director's term as a director.

                           NAME                      AGE              POSITION
        ------------------------------------------  -----    --------------------------
        Jeffrey L. Schwartz.......................     48    Chairman of the Board and
                                                               Chief Executive Officer
        Jay Greenwald.............................     33    President, Chief Operating
                                                               Officer and Director
        Claudia Newman Hirsch.....................     36    Executive Vice President
                                                               and Director
        Andrew Stollman...........................     32    Senior Vice President,
                                                               Secretary and Director
        Michael G. Miller.........................     49    Director
        Murray L. Skala...........................     50    Director
        Mark Gutterman............................     42    Director
        Edwin A. Levy.............................     60    Director
        Vincent Tese..............................     54    Director
        Steven L. Feder...........................     47    Director

     Jeffrey L. Schwartz has been Chairman and Chief Executive Officer of the Company since January 1995, Secretary/Treasurer from September 1993 to December 1994 and a director since inception of the Company in 1993. Since January 1979, Mr. Schwartz has also been Co-President and a director of Jami Marketing Services, Inc. ("Jami Marketing"), a list brokerage and list management consulting firm, Jami Data Services, Inc. ("Jami Data"), a database management consulting firm, and Jami Direct, Inc. ("Jami Direct"), a direct mail graphic and creative design firm (collectively, the "Jami Companies").

     Jay Greenwald has been President and Chief Operating Officer of the Company since January 1995, Vice President from August 1992 to December 1994 and a director since inception. From January 1991 to August 1992, Mr. Greenwald was Vice President of Newald Direct, Inc. ("Newald Direct") and, from July 1990 to January 1991, President of Newald Marketing, Inc. ("Newald Marketing"), companies engaged in direct response marketing.

     Claudia Newman Hirsch has been Executive Vice President of the Company since January 1995, Vice President from August 1992 to December 1994 and a director since inception. From January 1991 to August 1992, Ms. Newman Hirsch was President of Newald Direct and from July 1990 to January 1991, Vice President of Newald Marketing.

     Andrew Stollman has been Senior Vice President, Secretary and a director of the Company since January 1995 and was President from September 1993 to December 1994. From August 1992 to June 1993, Mr. Stollman was a consultant to Cas-El, Inc., from November 1992 to June 1993, manager at Media Management Group, Inc., and from December 1990 to August 1992, national marketing manager for Infotrax Communications, Inc. and Advanced Marketing & Promotions, Inc., companies engaged in providing telephone entertainment services.

     Michael G. Miller has been a director of the Company since inception. Since 1979, Mr. Miller has been the Co-President and a director of each of the Jami Companies, as well as a director of Jakks Pacific, Inc., a publicly-held company in the business of developing, marketing and distributing children's toys.

     Murray L. Skala has been a director of the Company since October 1995. Mr. Skala has been a partner in the law firm of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP since 1976. Mr. Skala is also a director of Jakks Pacific, Inc. and Katz Digital Technologies, Inc., a publicly-held company which is in the business of producing digital printing and prepress services.

     Mark Gutterman has been a director of the Company since October 1995. Mr. Gutterman has been a partner in the accounting firm of Feldman, Gutterman, Meinberg & Co. and its predecessor, Weiss & Feldman, since 1980. Mr. Gutterman is a Certified Public Accountant.

     Edwin A. Levy has been a director of the Company since November 1995. Mr. Levy has been the Chairman of the Board of Levy, Harkins & Co., Inc., an investment advisor, since 1979, and is also a director of Coastcast Corp., a publicly-held company in the business of manufacturing golf club heads.

     Vincent Tese has been a director of the Company since March 1996. Mr. Tese has been the Chairman of Wireless Cable International, Inc., a cable television company, since 1988, Chairman of Cross County Wireless, Inc., which was in the cable television business, from 1988 until July 1995, when such company was sold to Pacific Telesis Inc., and the co-founder and Chairman of Cross County Cable TV Inc., from 1976 to July 1995. Mr. Tese is also a director of the Bear Stearns Companies, Inc., a publicly-held company in the investment banking and brokerage business.

     Steven L. Feder has been a director of the Company since October 1996 and the Chief Executive Officer of Psychic Readers Network, Inc., the provider of substantially all of the Company's psychic operators, since 1991.

     The Company has agreed, if so requested by the underwriter of the initial public offering of the Company's securities, Whale Securities Co., L.P. ("Whale"), to nominate and use its best efforts to elect a designee of Whale as a director of the Company or, at Whale's option, as a non-voting adviser to the Company's Board of Directors. The Company's officers, directors and five of its existing principal stockholders have agreed to vote their shares of Common Stock in favor of such designee. Whale has not yet exercised its right to designate such a person. Such right of designation of Whale is in effect until December 5, 2000.

     All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Directors receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. Non-employee Directors of the Company are compensated for their services and attendance at meetings through the grant of options pursuant to the Company's Stock Option Plan.

EXECUTIVE OFFICERS

     Officers are elected annually by the Board of Directors and serve at the direction of the Board of Directors. Four of the Company's five executive officers, Jeffrey L. Schwartz, Jay Greenwald, Claudia Newman Hirsch and Andrew Stollman, are also directors of the Company. Information with regard to such persons is set forth above under the heading "Directors".

     The remaining executive officer is Mr. Daniel Harvey, the Company's Chief Financial Officer. Mr. Harvey, Age 38, has been Chief Financial Officer of the Company since January 1997. He joined the Company in September 1996. From November 1991 to August 1996 he was a Senior Manager with the accounting firm of Feldman, Gutterman, Meinberg & Co. Mr. Harvey is a Certified Public Accountant.

     The Company has obtained "key man" life insurance in the amount of $1,000,000 on each of the lives of Jeffrey L. Schwartz, Jay Greenwald, Claudia Newman Hirsch and Andrew Stollman.

THE COMMITTEES

     The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board of Directors does not have a Nominating Committee, and the usual functions of such a committee are performed by the entire Board of Directors.

     Audit Committee. The functions of the Audit Committee include recommendations to the Board of Directors with respect to the engagement of the Company's independent certified public accountants and the review of the scope and effect of the audit engagement. The current members of the Audit Committee are Messrs. Levy, Tese and Skala.

     Compensation Committee. The function of the Compensation Committee is to make recommendations to the Board with respect to compensation of management employees. In addition, the Compensation Committee administers plans and programs, with the exception of the Company's stock option plans, relating to employee benefits, incentives and compensation. The current members of the Compensation Committee are Messrs. Skala, Gutterman and Feder.

     Stock Option Committee. The Stock Option Committee determines the persons to whom options should be granted under the Company's stock option plans and the number of options to be granted to each person. The current members of the Stock Option Committee are Messrs. Tese and Levy.

ATTENDANCE AT MEETINGS

     From December 1, 1995, through November 30, 1996, there were five meetings of the Board of Directors. From December 1, 1995 through November 30, 1996 there was one meeting of each of the Audit Committee and Stock Option Committee. The Compensation Committee did not meet until February 1997.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has entered into transactions with Jami Marketing Services, Inc. ("Jami Marketing"), a list brokerage and list management consulting firm, Jami Data Services, Inc. ("Jami Data"), a database management consulting firm, and Jami Direct, Inc. ("Jami Direct"), a direct mail graphic and creative design firm (collectively, the "Jami Companies"). The Jami Companies are principally owned and controlled by

Jeffrey L. Schwartz, Chief Executive Officer, director and a principal stockholder of the Company, and Michael G. Miller, a director and principal stockholder of the Company. Pursuant to a list management agreement dated June 1, 1993 between the Company and Jami Marketing, Jami Marketing serves as exclusive manager in connection with the management of the Company's mailing list for rental to third parties for which Jami Marketing receives a management fee. Jami Marketing also provides occasional list brokerage services to the Company, pursuant to an oral agreement, whereby Jami Marketing obtains mailing lists from third parties for use by the Company in connection with its telemarketing activities for which the Company pays Jami Marketing a brokerage fee. In addition, although the Company currently creates and designs substantially all of its print ads, direct mailings, newsletters and other communications with club members, the Company has engaged Jami Direct to provide such services. The Company also engages Jami Data to assist with the Company's data base requirements. Lastly, the Company obtains a substantial number of psychics for its live psychic and other services from PRN. Central Talk Management ("CTM"), an affiliate of PRN, has created and produced a significant portion of the Company's television commercials and purchases a portion of the Company's media time. PRN is principally owned and controlled by Steven L. Feder, Thomas H. Lindsey and Peter Stolz, holders of an aggregate of 3,017,700 shares of Common Stock, representing approximately 16.2% of the outstanding Common Stock of the Company. In addition, Mr. Feder is employed by the Company as the General Manager of New Lauderdale, L.C., a wholly-owned subsidiary of the Company. The Company believes that all of the foregoing transactions and agreements were advantageous to the Company and were on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

     Mark Gutterman, a director of the Company, is a partner in the firm of Feldman, Gutterman, Meinberg & Co. ("FGM"), one of the Company's accountants. Burton Feldman, a partner in FGM, is the father-in-law of Jeffrey L. Schwartz, the Chairman and Chief Executive Officer of the Company. For the fiscal year ended November 30, 1996, the Company incurred charges of approximately $242,000 for services rendered by FGM. In December 1996 the Company granted FGM options to purchase 15,000 shares of Common Stock in consideration for services rendered. FGM continues to provide services to the Company during its current fiscal year. Its fees are based primarily on hourly rates. The Company believes that its relationship with FGM is on terms no less or more favorable to the Company than could have been obtained from unaffiliated third parties.

     Murray L. Skala, a director of the Company, is a partner in the law firm of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, the Company's attorneys ("Feder Kaszovitz"). The Company incurred charges of approximately $334,000 during the fiscal year ended November 30, 1996. In December 1995, the Company also issued to Feder Kaszovitz 25,000 shares of the Company's Common Stock in consideration for legal services rendered in connection with the Company's initial public offering of its shares of Common Stock. Feder Kaszovitz continues to provide services to the Company during its current fiscal year. Its fees are based primarily on hourly rates. The Company believes that its relationship with such firm is on terms no less or more favorable to the Company than could have been obtained from unaffiliated third parties.

     The Company has entered into a consulting agreement, effective October 1, 1995, with Michael Miller, a director and principal stockholder of the Company, which expires on November 30, 1998. Under the terms of such consulting agreement, Mr. Miller provides services in connection with identification and engagement of celebrities to endorse the Company's services, the Company's engagement of independent producers to produce commercials and infomercials and the development of new entertainment services. The agreement provides that Mr. Miller's services are subject to his availability and recognizes his commitment to other non-competitive business activities. The Company has paid or agreed to pay Mr. Miller consulting fees of $10,416, $11,458 and $12,604 per month for the fiscal years ending November 30, 1996, 1997 and 1998, respectively. The agreement provides that Mr. Miller is precluded from involvement in any other business which competes with the Company during the term of the consulting agreement and for a period of two years thereafter. In addition, Mr. Miller has the right to become a full-time employee of the Company in the event of the sale of the Jami Companies, and to receive an initial base salary at the rate of $200,000 per annum with 10% annual increases. Upon commencement of such full-time employment, Mr. Miller will also be entitled to bonuses along with the Company's other executive employees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the best of the Company's knowledge, Steven L. Feder, Mark Gutterman, Edwin Levy, Thomas H. Lindsey, Michael G. Miller, Murray L. Skala and Peter Stolz, executive officers, directors and/or beneficial owners of more than 10% of the Common Stock of the Company during the fiscal year ended November 30, 1996, have either untimely filed or failed to file reports on Forms 3, 4 or 5 during the fiscal year ended November 30, 1996. Messrs. Feder, Lindsey, Miller and Skala each filed one late report, reporting one transaction. Messrs. Levy and Gutterman each filed two late reports, reporting three and eight transactions, respectively. Mr. Stolz failed to file a required Form 3, but filed the related Form 5 in February 1997. To the best of the Company's knowledge, all other Forms 3, 4 or 5 required to be filed during the fiscal year ended November 30, 1996 were done so on a timely basis.

EXECUTIVE COMPENSATION

     The following table sets forth the Company's executive compensation paid during the three fiscal years ended November 30, 1996, 1995 and 1994 for the Chief Executive Officer and the Company's most highly compensated executive officers of the Company (other than the Chief Executive Officer) whose cash compensation exceeded $100,000 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM COMPENSATION
                                                                       ---------------------------------
                                       ANNUAL COMPENSATION                     AWARDS            PAYOUTS
                               ------------------------------------    -----------------------   -------
                                                           (e)
                                                          OTHER            (f)                     (h)          (i)
        (a)                      (c)         (d)          ANNUAL        RESTRICTED       (g)      PLAN       ALL OTHER
      NAME AND          (b)     SALARY      BONUS      COMPENSATION    STOCK AWARDS    OPTIONS   PAYOUTS    COMPENSATION
 PRINCIPAL POSITION    YEAR      ($)         ($)           ($)             ($)           (#)       ($)          ($)
--------------------   -----   --------    --------    ------------    ------------    -------   -------    ------------
Jeffrey Schwartz....    1996   $375,000    $269,573          0               0               0      0             0
  Chairman and          1995    187,879           0          0               0          25,000      0             0
  Chief Executive       1994    381,758           0          0               0               0      0             0
  Officer
Jay Greenwald.......    1996   $375,000    $269,573          0               0               0      0             0
  President and         1995    518,387           0          0               0          25,000      0             0
  Chief Operating       1994    551,152           0          0               0               0      0             0
  Officer
Claudia Newman
  Hirsch............    1996   $300,000    $ 89,858          0               0               0      0             0
  Executive Vice        1995    405,291           0          0               0          25,000      0             0
  President             1994    422,557           0          0               0               0      0             0
Andrew Stollman.....    1996   $175,000    $269,573          0               0               0      0             0
  Senior Vice           1995    103,346           0          0               0          25,000      0             0
  President and         1994    225,518           0          0               0               0      0             0
  Secretary(1)

---------------
(1) Mr. Stollman's Employment Agreement was amended, effective January 1, 1997, to provide for a base salary of $240,000.

     The following table sets forth certain information regarding options exercised and exercisable during the fiscal year ended November 30, 1996 and the value of the options held as of November 30, 1996 by the Named Officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

                                                       NUMBER OF                   VALUE OF UNEXERCISED
                                                  UNEXERCISED OPTIONS              IN-THE-MONEY OPTIONS
                                                  AT FISCAL YEAR-END                AT FISCAL YEAR-END
                                             -----------------------------     -----------------------------
                   NAME                      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-------------------------------------------  -----------     -------------     -----------     -------------
Jeffrey L. Schwartz........................     25,000             0             $65,625(1)          0
Jay Greenwald..............................     25,000             0              65,625(1)          0
Claudia Newman Hirsch......................     25,000             0              65,625(1)          0
Andrew Stollman............................     25,000             0              65,625(1)          0

---------------
(1) The difference between (x) the product of 25,000 multiplied by $7.625 (the closing price of the Company's Common Stock at fiscal year ended November 30, 1996, as listed on the NASDAQ National Market) and (y) the product of 25,000 multiplied by $5.00 (the exercise price of the options).

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements, effective October 1, 1995, with each of Messrs. Schwartz, Greenwald and Stollman and Ms. Newman Hirsch, which expire on November 30, 1998. Pursuant to such agreements, Mr. Schwartz is employed as Chairman and Chief Executive Officer, Mr. Greenwald is employed as President and Chief Operating Officer, Ms. Newman Hirsch is employed as Executive Vice President and Mr. Stollman is employed as Senior Vice President and Secretary. The employment agreements provide for employment on a full-time basis (except for Mr. Schwartz, whose agreement provides that he will devote not less than 85% of his working time to the Company's business) and contain a provision that the employee will not compete or engage in a business competitive with the current or anticipated business of the Company during the term of the agreement and for a period of two years thereafter.

     Under the agreements, the Company has paid to each of Mr. Schwartz, Mr. Greenwald, Ms. Newman Hirsch and Mr. Stollman $375,000, $375,000, $300,000, and $175,000 per annum, respectively, for the fiscal year ended November 30, 1996. (Mr. Stollman's contract was amended, effective January 1, 1997, to provide for a base salary of $250,000.) The agreements provide for an increase in each of their base salaries in the amount of 10% for each fiscal year thereafter, and in the event the Company achieves pre-tax earnings of $10,000,000 or more for a fiscal year, the Company may grant bonuses, subject to approval of the Company's Board of Directors, to such persons in an aggregate amount not to exceed 5% of pre-tax earnings for each such year. For a summary of the bonuses granted in the fiscal year ended November 30, 1996, see "Summary Compensation Table."

BOARD COMPENSATION

     As a result of the Company's policy to compensate non-employee directors for their services, the Company's Amended and Restated 1995 Stock Option Plan provided for a one-time automatic grant to all non-employee directors of options to purchase 25,000 shares of Common Stock upon first becoming a director and for the additional automatic annual grant of options to purchase 5,000 shares of Common Stock (the "Additional Grant"). A new plan was adopted during the fiscal year ended November 30, 1996 (the "1996 Plan"), whereby the number of shares underlying the options included in the Additional Grant was increased from 5,000 shares per annum to 6,250 shares per calendar quarter (25,000 shares per annum). The exercise prices for all of such non-employee director options are the market value of the Common Stock on the date of each grant.

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors during the fiscal year ended November 30, 1996 consisted of Mark Gutterman and Murray L. Skala. For a discussion of Compensation Committee interlock and insider participation, see the information relating to Messrs. Gutterman and Skala contained herein under the heading "Certain Relationships and Related Transactions."

        Measurement Period                                S&P MIDCAP 400          QUINTEL
      (Fiscal Year Covered)             PEER GROUP             INDEX         ENTERTAINMENT INC
5-Dec-95                                 100.00              100.00              100.00
Nov-96                                   113.10              118.09              152.50

                           TOTAL SHAREHOLDER RETURNS
                             (DIVIDENDS REINVESTED)

                            ANNUAL RETURN PERCENTAGE

                                                                                                     YEAR
                                                                                                    ENDING
        COMPANY NAME/INDEX                                                                         NOV. 96
        ------------------------------------------------------------------------------------------ --------
        QUINTEL ENTERTAINMENT INC.................................................................   52.50
        S&P MIDCAP 400 INDEX......................................................................   18.09
        PEER GROUP (SIC 7900 -- Amusement and Recreation Services)................................   13.10

                                INDEXED RETURNS

                                                                                         BASE         YEAR
                                                                                        PERIOD       ENDING
        COMPANY NAME/INDEX                                                             5 DEC. 95    NOV. 96
        ------------------------------------------------------------------------------ ---------    --------
        QUINTEL ENTERTAINMENT INC.....................................................    100        152.50
        S&P MIDCAP 400 INDEX..........................................................    100        118.09
        PEER GROUP (SIC 7900 -- Amusement and Recreation Services)....................    100        113.10

     The Company's Common Stock commenced trading on the NASDAQ National Market on December 5, 1995 at a price of $5.00 per share. Total returns presented above assume $100 invested on December 5, 1995 in the Company's Common Stock, the S&P Midcap 400 Index and the SIC 7900 Peer Group Companies.

COMPENSATION COMMITTEE REPORT

  Executive Compensation Philosophy

     The Company's executive compensation program is designed to align executive compensation with financial performance, business strategies and Company values and objectives. This program seeks to enhance the profitability of the Company, and thereby enhance stockholder value, by linking the financial interests of the Company's executives with those of the stockholders. Under the guidance of the Company's Compensation Committee of the Board of Directors, the Company has developed and implemented an executive compensation program to achieve these objectives while providing executives with compensation opportunities that are competitive with companies of comparable size in related industries.

     In applying this philosophy, the Compensation Committee has established a program to (i) attract and retain executives of outstanding abilities who are critical to the long-term success of the Company, and (ii) reward executives for long-term strategic management and the enhancement of stockholder value by providing equity ownership in the Company. Through these objectives, the Company integrates its compensation programs with its annual and long-term strategic planning.

  Executive Compensation Program

     The Compensation Committee approves the executive compensation program on an annual basis, including specified levels of compensation for all executive officers. The Company's executive compensation program has been designed to implement the objectives described above and is comprised of the following fundamental elements:

     - base salary and bonuses that are determined by individual contributions and sustained performance within an established competitive salary range.

     - incentive programs that reward executives when stockholder value is created through an increase in the market value of the Company's Common Stock or through significant performance achievements that enhance the long-term success of the Company.

     Each of these elements of compensation is discussed below.

     Salary and Bonus. Initial salary and bonus levels for the Company's executive officers are determined based primarily on historical compensation levels of the executive officers at other companies within its industry. Salaries for executive officers are reviewed by, and the amount of bonuses to be granted are determined by, the Compensation Committee of the Board of Directors of the Company, on an annual basis. In determining salary adjustments and annual grants of bonuses, the Compensation Committee considers individual performance and contributions to the Company, as well as overall adjustments of salaries and grants of bonuses to executive officers of other companies within the industry.

     Incentive Compensation. The Company's incentive compensation program is primarily implemented through the grant of stock options. This program is intended to align executive interests with the long-term interests of stockholders by linking executive compensation with stockholder enhancement. In addition, the program motivates executives to improve long-term stock market performance by allowing them to develop and maintain a significant, long-term equity ownership position in the Company's Common Stock. Stock options are granted at prevailing market rates and will only have value if the Company's stock price increases in the future. The Compensation Committee recommends to the Stock Option Committee the number of shares to be issued pursuant to option grants made to the Company's executive officers, based on individual accomplishments and contributions to the Company. The Compensation Committee also considers the number and value of options held by each executive officer that will vest in the future.

  Chief Executive Officer Compensation

     The Compensation Committee evaluates the performance of the Chief Executive Officer on an annual basis and reports its assessment to the outside members of the Board of Directors. The Compensation Committee's assessment of the Chief Executive Officer is based on a number of factors, including the following: achievement of short- and long-term financial and strategic targets and objectives, considering factors such as sales and earnings per share; Company position within the industry in which it competes, including market share; overall economic climate; individual contribution to the Company; and such other factors as the Compensation Committee may deem appropriate.

     Mr. Schwartz' salary is currently governed by an employment agreement, expiring on November 30, 1998 (see "Employment Agreements"). However, the salary of the Chief Executive Officer is reviewed by the Compensation Committee on an annual basis and, in determining any recommendations for a salary adjustment, the Compensation Committee considers the above factors.

     The Chief Executive Officer's compensation is determined pursuant to the principles noted above and by the terms of his employment agreement. Such compensation package was based on Mr. Schwartz's leadership and contributions to the Company and his successful role in the increase of the Company's pre-tax net income from approximately $1,500,000 in 1994 to over $17,000,000 in 1996.

                             COMPENSATION COMMITTEE

                                Steven L. Feder
                                 Mark Gutterman
                                Murray L. Skala

                       RATIFICATION OF THE APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                                (PROPOSAL NO. 2)

     Upon the recommendation of the Audit Committee of the Board of Directors, none of whose members are officers of the Company, the Board of Directors of the Company has selected the firm of Coopers & Lybrand L.L.P., independent certified public accountants, as the principal independent auditors of the Company for the fiscal year ending November 30, 1997, subject to ratification by the stockholders. Coopers & Lybrand L.L.P. served as the Company's independent auditors during 1996. If the appointment of the firm of Coopers & Lybrand L.L.P. is not approved or if that firm shall decline to act or their employment is otherwise discontinued, the Board of Directors will appoint other independent auditors. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting, will have the opportunity to make a brief statement at the Annual Meeting, if they so desire, and will be available to answer appropriate questions from Stockholders.

                     ADOPTION OF THE COMPANY'S AMENDED AND
                        RESTATED 1996 STOCK OPTION PLAN
                                (PROPOSAL NO. 3)

     The Board of Directors has unanimously adopted, subject to stockholder approval, an Amended and Restated 1996 Stock Option Plan (the "Amended Plan"), which amends certain aspects of the 1996 Plan, which was adopted by the Company's stockholders and directors on September 25, 1995. If approved by the stockholders of the Company, the Amended Plan would increase the number of shares of the Company's Common Stock available under the 1996 Plan from 1,250,000 to 1,850,000 shares. The Company believes the increase of the number of shares underlying the options available for grant under the Amended Plan will advance the interests of the Company by encouraging and enabling a greater number of employees, consultants, advisors and directors to acquire proprietary interests in the Company, thereby providing the participating employees, consultants, advisors and directors with an additional incentive to promote the success of the Company.

     The above-described amendment was unanimously approved by the Company's Board of Directors as of June 24, 1997, subject to stockholder approval.

     The Amended Plan is summarized below. The full text of the Amended Plan is set forth in Appendix A to this Proxy Statement, and the following discussion is qualified by reference thereto.

ADMINISTRATION AND ELIGIBILITY

     The Amended Plan provides for the grant of stock options to officers, directors, eligible employees, consultants and advisors of the Company. The maximum number of shares of Common Stock available for issuance under the 1996 Plan is 1,250,000 shares, which the Company proposes to expand to 1,850,000 shares under the Amended Plan. Under the Amended Plan, the Company may grant incentive stock options or options not intended to qualify as incentive stock options (together, the "Options").

     The Amended Plan provides for the granting of (i) Incentive Stock Options intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code") to the Company's eligible employees and (ii) Nonstatutory Stock Options which are not to be treated as incentive stock options to the Company's directors, eligible employees, consultants or advisors.

     The Amended Plan is to be administered by the Board of Directors or the Stock Option Committee (the "Committee"). Any construction or interpretation of terms and provisions of the Amended Plan by the Board or Committee are final and conclusive. The class of persons which shall be eligible to receive discretionary grants of Options under the Amended Plan shall be employees (including officers), consultants or advisors of either the Company or any subsidiary corporation of the Company. Employees shall be entitled to receive Incentive Stock Options and Nonstatutory Stock Options. Consultants and advisors shall be entitled only to receive Nonstatutory Stock Options. The Board or the Committee, in their sole discretion, but subject to the provisions of the Amended Plan, shall determine the employees, consultants or advisors of the Company or its subsidiary corporations to whom Options shall be granted and the number of shares to be covered by each Option taking into account the nature of the employment or services rendered by the individuals being considered, their annual compensation, their present and potential contributions to the success of the Company and such other factors as the Board or Committee may deem relevant.

     On the date any person first becomes a Director of the Company during the term of the Amended Plan, and such person is not an employee of the Company, such person will automatically be granted, without further action by the Board or Committee, a one-time grant of an option to purchase 25,000 shares of the Company's Common Stock.

     On the first day of each calendar quarter during the term of the Amended Plan, directors who are not employees of the Company then serving in such capacity, are each to be automatically granted, without further action by the Board or Committee, an Option to purchase 6,250 shares of the Company's Common Stock.

     Under the Amended Plan, directors who are not employees of the Company may only be granted Nonstatutory Stock Options. Such individuals include attorneys, accountants, consultants and advisors of the Company who, in addition to providing services in such capacities, also serve as directors of the Company.

     No Incentive Stock Option granted under the Amended Plan shall be exercisable after the expiration of ten (10) years from the date of its grant. However, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation of the Company, such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date of its grant.

     The exercise price of the Nonstatutory Stock Options granted to directors who are not employees of the Company shall be the "fair market value" (as defined pursuant to the Amended Plan) of the Company's Common Stock on the date such options are granted. The exercise price of all other Nonstatutory Stock Options granted under the Amended Plan shall be determined by the Board or Committee at the time of the grant of the Option.

     A Nonstatutory Stock Option granted to directors who are not employees of the Company shall vest entirely on the date granted and shall be exercisable for a period of ten (10) years. All other Nonstatutory Stock Options granted under the Amended Plan may be of such duration as shall be determined by the Board or Committee (not to exceed 10 years).

     If the employment of an employee by the Company or any subsidiary of the Company shall be terminated either voluntarily by the employee or for cause, then such employee's Options shall immediately expire. If such employment or services shall terminate for any other reason, then such Options may be exercised at any time within three (3) months after such termination. The retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company shall be deemed to be termination of such individual's employment other than voluntarily or for cause.

     If the holder of any Options under the Amended Plan dies (i) while employed by the Company or a subsidiary of the Company, or (ii) within three (3) months after the termination of his employment or services other than voluntarily by the employee or for cause, then such Options may be exercised by the estate of such employee or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such employee at any time within one (1) year after such death.

     If the holder of any Options under the Amended Plan ceases employment because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or a subsidiary of the Company, then such Options may be exercised at any time within one (1) year after his termination of employment due to such disability.

     If the services of a director who is not an employee of the Company shall be terminated by the Company for cause, then his Options shall immediately expire. If such services shall terminate for any other reason (including the death or disability of a director who is not an employee of the Company), he shall resign as a director of the Company or his term shall expire, then such Options may be exercised at any time within one (1) year after such termination. In the event of the death of a director who is not an employee of the Company, his Options may be exercised by his estate or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such director at any time within one (1) year after such death.

     Upon the death of any consultant or advisor to the Company or any of its subsidiaries, who is granted any Options under the Amended Plan, such Options may be exercised by the estate of such person or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such person at any time within one (1) year after such death.

     Options granted under the Amended Plan may provide for the payment of the exercise price by the delivery of a check to the order of the Company in an amount equal to the exercise price, by delivery to the

Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or by any combination of such methods of payment.

     All options are nontransferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

     There are approximately forty (40) employees and five (5) directors who are not employees of the Company who are eligible for participation in the Amended Plan. The Company cannot presently approximate the number of consultants and/or advisors who will be eligible to receive Options under the Amended Plan.

MERGER, CONSOLIDATION, ASSET SALE, LIQUIDATION, ETC.

     In the event that the outstanding Common Stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, stock dividends or the like, an appropriate adjustment shall be made by the Board or Committee in the aggregate number of shares available under the Amended Plan and in the number of shares and option price per share subject to outstanding Options. If the Company shall be reorganized, consolidated or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, the holder of an Option shall, at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of his Option and payment of the exercise price, the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the happening of such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option; provided, however, that in such event the Board or Committee shall have the discretionary power to take any action necessary or appropriate to prevent any Incentive Stock Option granted pursuant to the Amended Plan from being disqualified as an "incentive stock option" under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

AMENDMENT AND TERMINATION OF THE AMENDED PLAN

     The Amended Plan shall terminate on September 25, 2006, which is within ten
(10) years from the date of the adoption of the 1996 Plan by the Board of Directors and stockholders, or sooner as hereinafter provided, and no Option shall be granted after termination of the Amended Plan.

     The Amended Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of stockholders of the Company convened for such purpose.

     The Board of Directors may at any time, on or before the termination date of the Amended Plan, terminate the Amended Plan, or from time to time make such modifications or amendments to the Amended Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of stockholders of the Company convened for such purpose, increase the maximum number of shares as to which Incentive Stock Options may be granted, or change the designation of the employees or other persons, or class of employees or other persons eligible to receive Options or make any other change which would prevent any Incentive Stock Option granted hereunder which is intended to be an "incentive stock option" from being disqualified as such under the then existing provisions of the Code or any law amending or supplementing the Code.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the federal income tax treatment of incentive stock options and non-statutory stock options. The tax consequences recognized by an optionee may vary; therefore, an optionee should consult his or her tax advisor for advice concerning any specific transaction.

     Incentive Stock Options. No taxable income will be recognized by an optionee upon the grant or exercise of an incentive stock option granted under the Amended Plan. The difference between the exercise price and the fair market value of the stock on the date of exercise will be included in alternative minimum taxable income for purposes of the alternative minimum tax. The alternative minimum tax is imposed upon an individual's alternative minimum taxable income at rates of 26% to 28%, but only to the extent that such tax exceeds the taxpayer's regular income tax liability for the taxable year.

     Generally, if an optionee holds shares acquired upon the exercise of incentive stock options until the later of (i) two years form the date of grant of the option and (ii) one year from the date of transfer of the purchased shares to him or her (the "Statutory Holding Period"), any gain recognized by the optionee on a sale of such shares will be treated as capital gain. The gain recognized upon the sale of the stock is the difference between the option price and the sale price of the stock. The net federal income tax effect on the holder of incentive stock options is to defer, until the stock is sold, taxation of any increase in the stock's value from the time of grant to the time of exercise, and to treat such increase as capital gain.

     If the optionee sells the shares prior to the expiration of the Statutory Holding Period, he or she will realize taxable income at ordinary income tax rates in an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise less the option price, or (ii) the amount realized on the disposition of the stock less the option price, and the Company will receive a corresponding business expense deduction. However, special rules may apply to options held by persons required to file reports under Section 16 of the Exchange Act. The amount by which the proceeds of the sale exceeds the fair market value of the shares on the date of exercise will be treated as long-term capital gain if the shares are held for a more than one year prior to the sale and as short-term capital gain if the shares are held for a shorter period. If an optionee sells the shares acquired upon exercise of an option at a price less than the option price, he or she will recognize a capital loss equal to the difference between the sale price and the option price. The loss will be long-term capital loss if the shares are held for more than one year prior to the sale and a short-term capital loss if the shares are held for a shorter period.

     Non-Statutory Stock Options. No taxable income is recognized by the optionee upon the grant of a Non-Statutory Option. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option price. However, special rules may apply to options held by persons required to file reports under Section 16 of the Exchange Act. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee, subject to Section 162(m) of the Code. Any additional gain or any loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

NEW PLAN BENEFITS

     Because the value of the options to be granted under the Amended Plan are based upon the fluctuating market price of the Company's Common Stock, the Company cannot presently determine the benefits to be received by any particular individual or particular group of individuals for such options under the Amended Plan. The following table, however, sets forth the benefits that would have been received in 1996 by the

Named Officers, all executive officers as a group, non-executive directors as a group and non-executive officer employees as a group, as if the Amended Plan had been in effect during 1996.

                                                             THE AMENDED PLAN(1)
                                                     -----------------------------------
                                                            DOLLAR             NUMBER OF
                     NAME AND POSITION                    VALUE ($)             SHARES
        -------------------------------------------- --------------------      ---------
        Jeffrey L. Schwartz.........................           *                   *
        Jay Greenwald...............................           *                   *
        Claudia Newman Hirsch.......................           *                   *
        Andrew Stollman.............................           *                   *
        Executive Officer Group.....................           *                   *
        Non-Executive Officer Director Group
          (5 Persons)(2)
          January 1, 1996........................... $ 4 3/4 per share(3)        31,250
          April 1, 1996............................. $10 7/8 per share(3)        31,250
          July 1, 1996.............................. $11 7/8 per share(3)        31,250
          October 1, 1996........................... $ 7 3/4 per share(3)        31,250
        Non-Executive Officer Employee Group........           *                   *

---------------
* The Amended Plan provides for the automatic granting of Options only to directors who are not employees of the Company. Such individuals would receive, subject to stockholder approval of the Amended Plan, options to purchase 6,250 shares of Common Stock on the first day of each calendar quarter the Amended Plan is in effect. Grants of Options under the Amended Plan to all other groups, including executive officers and non-executive officer employees, may include Incentive Stock Options, the granting of which are discretionary and not determinable as to amount or dollar value as of the date of this Proxy Statement.

(1) Subject to shareholder approval of the Amended Plan.

(2) The information provided represents the benefits that would have been received in 1996 by the Non-Executive Officer Group, as if the Amended Plan had been in effect during 1996.

(3) Represents the closing price of the Company's Common Stock on the date the Options would have been granted had the Amended Plan been in effect during 1996, or if there was no trading on that day, the closing price of the Company's Common Stock on the most recent day preceding the date the Options would have been granted.

BOARD RECOMMENDATION

     The Board of Directors believes that the approval of the foregoing THREE proposals is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR such proposals.

1998 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its executive offices in Pearl River, New York not later than February 1, 1998 for inclusion in the proxy statement for that meeting.

                                 OTHER MATTERS

     Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, mail and personal interviews, and the Company reserves the right to compensate outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

                                          By Order of the Board of Directors,

                                          ANDREW STOLLMAN
                                          Secretary

July 21, 1997

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR SHARES PERSONALLY, EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      APPENDIX A

                          QUINTEL ENTERTAINMENT, INC.

                  AMENDED AND RESTATED 1996 STOCK OPTION PLAN

     1. Purpose of the Plan. The Quintel Entertainment, Inc. Amended and Restated 1996 Stock Option Plan (the "Amended Plan") is intended to advance the interests of Quintel Entertainment, Inc. (the "Company") by inducing persons of outstanding ability and potential to join and remain with the Company, by encouraging and enabling employees to acquire proprietary interests in the Company, and by providing the participating employees with an additional incentive to promote the success of the Company. This is accomplished by providing for the granting of "Options" (which term as used herein includes both "Incentive Stock Options" and "Nonstatutory Stock Options," as later defined), to qualified employees. In addition, the Amended Plan also provides for the granting of "Nonstatutory Stock Options" to all Directors who are not employees of the Company, as consideration for their services and for attending meetings of the Board of Directors, and also provides for the granting of "Nonstatutory Stock Options" to consultants and advisors who provide services to the Company.

     2. Administration. The Amended Plan shall be administered by the Board of Directors (the "Board"), or by a committee (the "Committee") consisting of at least two (2) Directors chosen by the Board, each of which is a "Non-employee Director," as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except as herein specifically provided, the interpretation and construction by the Board or Committee of any provision of the Amended Plan or of any Option granted under it shall be final and conclusive. The receipt of Options by Directors, or any members of the Committee, shall not preclude their vote on any matters in connection with the administration or interpretation of the Amended Plan, except as otherwise provided by law.

     3. Shares subject to the Amended Plan. The stock subject to grant under the Amended Plan shall be shares of the Company's common stock, $.001 par value (the "Common Stock"), whether authorized but unissued or held in the Company's treasury or shares purchased from stockholders expressly for use under the Amended Plan. The maximum number of shares of Common Stock which may be issued pursuant to Options granted under the Amended Plan shall not exceed one million eight hundred fifty thousand (1,850,000) shares, subject to adjustment in accordance with the provisions of Section 13 hereof. The Company shall at all times while the Amended Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of all outstanding Options granted under the Amended Plan. In the event any Option granted under the Amended Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for Options under this Amended Plan.

     4. Stock Option Agreement. Each Option granted under the Amended Plan shall be authorized by the Board or Committee and shall be evidenced by a Certificate of Stock Option Agreement which shall be executed by the Company. The Certificate of Stock Option Agreement shall specify the number of shares of Common Stock as to which any Option is granted, the period during which the Option is exercisable and the option price per share thereof.

     5. Discretionary Grant Participation. The class of persons which shall be eligible to receive discretionary grants of Options under the Amended Plan shall be all key employees (including officers) of either the Company or any subsidiary corporation of the Company and consultants and advisors who provide services to the Company or any subsidiary of the Company, other than in connection with the offer or sale of securities in a capital raising transaction. Employees shall be entitled to receive (i) Incentive Stock Options, as described in Section 7 hereafter and (ii) Nonstatutory Stock Options, as described in Section 8 hereafter. Consultants and advisors shall be entitled only to receive Nonstatutory Stock Options. The Board or Committee, in its sole discretion, but subject to the provisions of the Amended Plan, shall determine the employees, consultants or advisors to whom Options shall be granted and the number of shares to be covered by each Option taking into account the nature of the employment or services rendered by the individuals being considered, their annual

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

compensation, their present and potential contributions to the success of the Company and such other factors as the Board or Committee may deem relevant.

     6.  Participation of Directors Who Are Not Employees of the Company

          (a) As of August 25, 1997, the date of the adoption of the Amended Plan by the Company's stockholders, on the date any person who is not an employee of the Company first becomes a Director, such person shall automatically be granted, without further action by the Board or Committee, an option to purchase 25,000 shares of the Company's Common Stock.

          (b) On the first day of each calendar quarter during the term of the Amended Plan, Directors of the Company who are not employees of the Company then serving in such capacity, shall each be granted an Option to purchase 6,250 shares of the Company's Common Stock.

          (c) The option price of the shares subject to the Options set forth in Sections 6(a) and 6(b) hereof shall be the fair market value (as defined in Section 7(f) hereafter) of the Company's Common Stock on the date such Options are granted. All of such Options shall be Nonstatutory Stock Options, as described in Section 8 hereafter. The Options granted pursuant to this Section 6 shall vest entirely on the date they are granted and shall be exercisable for a period of ten (10) years.

          (d) Directors who are not employees of the Company include attorneys, accountants, consultants and advisors of the Company who, in addition to providing services in such capacity, serve as Directors of the Company.

     7. Incentive Stock Options. The Board or Committee may grant Options under the Amended Plan which are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code") (such an Option referred to herein as an "Incentive Stock Option"), and which are subject to the following terms and conditions and any other terms and conditions as may at any time be required by Section 422 of the Code:

          (a) No Incentive Stock Option shall be granted to individuals other than key employees of the Company or of a subsidiary corporation of the Company.

          (b) Each Incentive Stock Option under the Amended Plan must be granted prior to September 25, 2006, which is within ten (10) years from the date the Amended Plan was adopted by the Board of Directors and shareholders of the Company.

          (c) The option price of the shares subject to any Incentive Stock Option shall not be less than the fair market value of the Common Stock at the time such Incentive Stock Option is granted; provided, however, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation of the Company, the option price of the shares subject to the Incentive Stock Option shall be at least one hundred ten percent (110%) of the fair market value of the Common Stock at the time the Incentive Stock Option is granted.

          (d) No Incentive Stock Option granted under the Amended Plan shall be exercisable after the expiration of ten (10) years from the date of its grant. However, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation, of the Company, such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date of its grant. Every Incentive Stock Option granted under the Amended Plan shall be subject to earlier termination as expressly provided in Section 11 hereof.

          (e) For purposes of determining stock ownership under this Section 7, the attribution rules of Section 425(d) of the Code shall apply.

          (f) For purposes of the Amended Plan, fair market value shall be determined by the Board or Committee and, if the Common Stock is listed on a national securities exchange or traded on the Over-the-Counter market, the fair market value shall be the closing price of the Common Stock on such

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

     exchange, or on the Over-the-Counter market as reported by the National Quotation Bureau, Incorporated, as the case may be, on the day on which the Option is granted or on the day on which a determination of fair market value is required under the Amended Plan, or, if there is no trading or closing price on that day, the closing price on the most recent day preceding the day for which such prices are available.

     8. Nonstatutory Stock Options. The Board or Committee may grant Options under the Amended Plan which are not intended to meet the requirements of
Section 422 of the Code, as well as Options which are intended to meet the requirements of Section 422 of the Code, but the terms of which provide that they will not be treated as Incentive Stock Options (referred to herein as a "Nonstatutory Stock Option"). Nonstatutory Stock Options which are not intended to meet these requirements shall be subject to the following terms and conditions:

          (a) A Nonstatutory Stock Option may be granted to any person eligible to receive an Option under the Amended Plan pursuant to Section 5 hereof.

          (b) Persons eligible to receive Nonstatutory Stock Options pursuant to
     Section 6 hereof are granted Options automatically under the Amended Plan, without any determination by the Board or Committee.

          (c) Subject to the price provisions of Section 6 hereof, the option price of the shares subject to a Nonstatutory Stock Option shall be determined by the Board or Committee, in its absolute discretion, at the time of the grant of the Nonstatutory Stock Option.

          (d) Subject to the provisions of Section 6 hereof, a Nonstatutory Stock Option granted under the Amended Plan may be of such duration as shall be determined by the Board or Committee (not to exceed 10 years), and shall be subject to earlier termination as expressly provided in Section 11 hereof.

     9. Rights of Option Holders. The holder of any Option granted under the Amended Plan shall have none of the rights of a stockholder with respect to the shares covered by his Option until such shares shall be issued to him upon the exercise of his Option.

     10. Transferability. No Option granted under the Amended Plan shall be transferable by the individual to whom it was granted otherwise than by will or the laws of decent and distribution, or pursuant to a domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Securities Act, or the rules thereunder and, during the lifetime of such individual, shall not be exercisable by any other person, but only by him.

     11.  Termination of Employment or Death.

          (a) If the employment of an employee by the Company or any subsidiary of the Company shall be terminated voluntarily by the employee or for cause, then his Options shall expire forthwith. Except as provided in subsections (b) and (c) of this Section 11, if such employment or services shall terminate for any other reason, then such Options may be exercised at any time within three (3) months after such termination, subject to the provisions of subparagraph (f) of this Section 11. For purposes of the Amended Plan, the retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company shall be deemed to be termination of such individual's employment other than voluntarily or for cause. For purposes of this subparagraph, an employee who leaves the employ of the Company to become an employee of a subsidiary corporation of the Company or a corporation (or subsidiary or parent corporation of the corporation) which has assumed the Option of the Company as a result of a corporate reorganization, shall not be considered to have terminated his employment.

          (b) If the holder of any Options under the Amended Plan dies (i) while employed by the Company or a subsidiary of the Company, or (ii) within three (3) months after the termination of his employment or services other than voluntarily by the employee or for cause, then such Options may, subject to the provisions of subparagraph (f) of this Section 11, be exercised by the estate of the employee or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such employee at any time within one (1) year after such death.

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

          (c) If the holder of any Options under the Amended Plan ceases employment because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or a subsidiary of the Company, then such Options may, subject to the provision of subparagraph (f) of this Section 11, be exercised at any time within one
     (1) year after his termination of employment due to this disability.

          (d) If the services of a Director who is not an employee of the Company shall be terminated by the Company for cause, then his Options shall expire forthwith. If such services shall terminate for any other reason (including the death or disability of such Director), he shall resign as a director of the Company or his term shall expire, then such Options may be exercised at any time within one (1) year after such termination, subject to the provisions of subparagraph (f) of this Section
     11. In the event of the death of a Director who is not an employee of the Company, his Options may be exercised by his estate or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such Director at any time within one (1) year after such death.

          (e) Upon the death of any consultant or advisor to the Company or any of its subsidiaries, who is granted any Options hereunder, such Options may, subject to the provisions of subparagraph (f) of this Section 11, be exercised by the estate of such person or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such person at any time within one (1) year after such death.

          (f) An Option may not be exercised pursuant to this Section 11 except to the extent that the holder was entitled to exercise the Option at the time of termination of employment, termination of Directorship, or death, and in any event may not be exercised after the expiration of the Option.

          (g) For purposes of this Section 11, the employment relationship of an employee of the Company or of a subsidiary corporation of the Company will be treated as continuing intact while he is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) if such leave does not exceed ninety (90) days, or, if longer, so long as his right to reemployment is guaranteed either by status or by contract.

     12.  Exercise of Options.

          (a) Unless otherwise provided in the Certificate of Stock Option Agreement, any Option granted under the Amended Plan shall be exercisable in whole at any time, or in part from time to time, prior to expiration. The Board or Committee, in its absolute discretion, may provide in any Certificate of Stock Option Agreement that the exercise of any Option granted under the Amended Plan shall be subject (i) to such condition or conditions as it may impose, including but not limited to, a condition that the holder thereof remain in the employ or service of the Company or a subsidiary corporation of the Company for such period or periods of time from the date of grant of the Option, as the Board or Committee, in its absolute discretion, shall determine; and (ii) to such limitations as it may impose, including, but not limited to, a limitation that the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) shall not exceed One Hundred Thousand Dollars ($100,000). In addition, in the event that under any Certificate of Stock Option Agreement the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds One Hundred Thousand Dollars ($100,000), the Board or Committee may, when shares are transferred upon exercise of such Options, designate those shares which shall be treated as transferred upon exercise of an Incentive Stock Option and those shares which shall be treated as transferred upon exercise of a Nonstatutory Stock Option.

          (b) An Option granted under the Amended Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (attention of the Secretary) of written notice of the number of shares with respect to which the Option is being exercised. Such notice shall be accompanied by

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

     payment of the full option price of such shares, and payment of such option price shall be made by the holder's delivery of his check payable to the order of the Company; provided, however, that notwithstanding the foregoing provisions of this Section 12 or any other terms, provisions or conditions of the Amended Plan, at the written request of the optionee and upon approval by the Board of Directors or the Committee, shares acquired pursuant to the exercise of any Option may be paid for in full at the time of exercise by the surrender of shares of Common Stock of the Company held by or for the account of the optionee at the time of exercise to the extent permitted by subsection (c)(5) of Section 422 of the Code and, with respect to any person who is subject to the reporting requirements of Section 16(a) of the Exchange Act, to the extent permitted by Section 16(b) of the Exchange Act and the Rules of the Securities and Exchange Commission, without liability to the Company. In such case, the fair market value of the surrendered shares shall be determined by the Board or Committee as of the date of exercise in the same manner as such value is determined upon the grant of an Incentive Stock Option.

     13.  Adjustment Upon Change in Capitalization.

          (a) In the event that the outstanding Common Stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, stock dividends or the like, an appropriate adjustment shall be made by the Board or Committee in the aggregate number of shares available under the Amended Plan and in the number of shares and option price per share subject to outstanding Options. If the Company shall be reorganized, consolidated or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, the holder of an Option shall, at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the happening of such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option; provided, however, that in such event the Board or Committee shall have the discretionary power to take any action necessary or appropriate to prevent any Incentive Stock Option granted hereunder from being disqualified as an "incentive stock option" under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

          (b) Any adjustment in the number of shares shall apply proportionately to only the unexercised portion of the Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

     14.  Further Conditions of Exercise.

          (a) Unless prior to the exercise of the Option the shares issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the notice of exercise shall be accompanied by a representation or agreement of the individual exercising the Option to the Company to the effect that such shares are being acquired for investment and not with a view to the resale or distribution thereof or such other documentation as may be required by the Company unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with the Securities Act.

          (b) The Company shall not be obligated to deliver any shares of Common Stock until such shares have been listed on each securities exchange on which the Common Stock of the Company may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualifications and compliance.

     15. Effectiveness of the Plan. The Company's 1996 Stock Option Plan (the "Plan") was originally adopted by the Board of Directors on August 1, 1996 and approved by the affirmative vote of a majority of the outstanding shares of capital stock of the Company on September 25, 1996. The Amended Plan was adopted by the Board of Directors on June 24, 1997 and approved by the affirmative vote of a majority of the outstanding shares of capital stock of the Company on August 25, 1997.

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

     16.  Termination, Modification and Amendment.

          (a) The Amended Plan (but not Options previously granted under the Amended Plan) shall terminate on September 25, 2006, which is within ten
     (10) years from the date of the adoption of the Plan by the Board of Directors and shareholders of the Company, or sooner as hereinafter provided, and no Option shall be granted after termination of the Amended Plan.

          (b) The Amended Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of stockholders of the Company convened for such purpose.

          (c) The Board of Directors may at any time, on or before the termination date referred to in Section 16(a) hereof, terminate the Amended Plan, or from time to time make such modifications or amendments to the Amended Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of stockholders of the Company convened for such purpose, increase (except as provided by Section 13 hereof) the maximum number of shares as to which Incentive Stock Options may be granted, or change the designation of the employees or class of employees eligible to receive Options or make any other change which would prevent any Incentive Stock Option granted hereunder which is intended to be an "incentive stock option" from disqualifying as such under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

          (d) No termination, modification or amendment of the Amended Plan, may without the consent of the individual to whom an Option shall have been previously granted, adversely affect the rights conferred by such Option.

     17. Not a Contract of Employment. Nothing contained in the Amended Plan or in any Certificate of Stock Option Agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ or service of the Company or a subsidiary corporation of the Company.

     18. Use of Proceeds. The proceeds from the sale of shares pursuant to Options granted under the Amended Plan shall constitute general funds of the Company.

     19. Indemnification of Board of Directors or Committee. In addition to such other rights of indemnification as they may have, the members of the Board of Directors or the Committee, as the case may be, shall be indemnified by the Company to the extent permitted under applicable law against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Amended Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit or proceeding, the member or members of the Board of Directors or the Committee, as the case may be, shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such member or members undertake to defend the same on their own behalf.

     20. Definitions. For purposes of the Amended Plan, the terms "parent corporation" and "subsidiary corporation" shall have the same meanings a set forth in Sections 425(e) and 425(f) of the Code, respectively, and the masculine shall include the feminine and the neuter as the context requires.

     21. Governing Law. The Amended Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the law of the State of New York.

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

                          QUINTEL ENTERTAINMENT, INC.
      PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 25, 1997

   Know all men by these presents, that the undersigned hereby constitutes and appoints Jeffrey L. Schwartz and Andrew Stollman and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and vote with respect to all of the shares of the common stock of Quintel Entertainment, Inc., standing in the name of the undersigned at the close of business on July 14, 1997, at the Annual Meeting of Shareholders of the Company to be held on August 25, 1997 at the Park Ridge Marriott Hotel, 300 Brae Boulevard, Park Ridge, New Jersey, and at any and all adjournments thereof, with all the powers that the undersigned would possess if personally present, and especially (but without limiting the general authorization and power hereby given) to vote as follows.

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

[X] PLEASE MARK YOUR VOTES AS THIS EXAMPLE

1. ELECTION OF DIRECTORS.
                   [ ] FOR                       [ ] AGAINST

NOMINEES ARE: Jeffrey L. Schwartz, Jay Greenwald, Claudia Newman Hirsch, Andrew
              Stollman, Michael G. Miller, Murray L. Skala, Mark Gutterman, Edwin A. Levy, Vincent Tese and Steven L. Feder

 (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. APPROVAL OF APPOINTMENT OF COOPERS & LYBRAND, LLP AS THE COMPANY'S AUDITORS.

  [ ] FOR                       [ ] AGAINST                       [ ] ABSTAIN

3. APPROVAL OF THE COMPANY'S AMENDED AND RESTATED 1996 STOCK OPTION PLAN AS TO WHICH OPTIONS MAY BE GRANTED TO THE COMPANY'S EMPLOYEES AND OTHERS FOR 1,850,000 SHARES.

  [ ] FOR                       [ ] AGAINST                       [ ] ABSTAIN

               (Continued and to be signed on the reverse side.)

                          (continued from other side)

4. IN THEIR DISCRETION UPON SUCH OTHER MEASURES AS MAY PROPERLY COME BEFORE THE MEETING, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID PROXY MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF AND HEREBY REVOKING ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT SAID MEETING OR ANY ADJOURNMENT THEREOF.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED, AND IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, WILL BE VOTED FOR ALL PROPOSALS LISTED ABOVE.


                                 Number of shares owned by undersigned:
                                                                        -------
                                 Signature(s):

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                                 Date:

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                                 Signature(s):

                                 ----------------------------------------------
                                 Date:

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                                 IMPORTANT: Please sign exactly as your name or
                                            names are printed here. Executors,
                                            administrators, trustees and other
                                            persons signing in a representative
                                            capacity should give full title.